EXHIBIT 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-1 of Pzena Investment Management, Inc. (File No. 333-143660) of our report dated March 26, 2007, on our audit of Pzena Large Cap Value Fund as of December 31, 2006 and for the year then ended. We also consent to the reference to our Firm under the caption “Experts”.
/s/ J.H. Cohn LLP
Roseland, New Jersey
August 3, 2007